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                                                               EXHIBIT 10.38



                                   RESIGNATION


                                  March 4, 2000

          WHEREAS, Daniel H. Bushell ("Executive"), United Stationers Inc. (the "Company") and United Stationers Supply Co. ("Supply") are parties to an Employment Agreement, dated as of June 1, 1997, pursuant to which the Company and Supply have employed the Executive as Executive Vice President and Chief Financial Officer (the "Employment Agreement"); and

          WHEREAS, Executive desires to tender his resignation from his employment with the Company and Supply.

          1. RESIGNATION. Executive hereby resigns from his employment with the Company and Supply effective as of the day and year first above written. Executive further hereby resigns as of the day and year first above written from any other appointments or positions which he may hold with or at the request of the Company or any of its subsidiaries, including, without limitation, his position as an officer or director of the Company and any of its subsidiaries. Executive will execute all further documents that either the Company or Supply may reasonably request of him to effectuate such resignations.

          2. PROPOSED SEPARATION AGREEMENT. The Company and Supply hereby accept Executive's resignation. Attached hereto as EXHIBIT A is a proposed Separation Agreement to be entered into among the Company, Supply and the Executive. Each of the Company and Supply is willing to execute and deliver the Separation Agreement in the form attached on the date hereof. Each of the parties hereto agrees that he or it will negotiate toward execution and delivery of a mutually acceptable Separation Agreement during the period ending April 7, 2000 (the "Negotiation Period"). The Company and Supply agree that during the Negotiation Period, Executive will continue to be paid his Base Salary at the rate of $348,500.00 per year in accordance with Supply's normal pay practices for its senior executive officers. In addition, during the Negotiation Period, Executive, his spouse and eligible dependents will be entitled to health care coverage under Supply's group health plan as it is currently in effect and Executive will be entitled to group term life insurance (currently in the coverage amount of $871,250.00), in each case under the same terms as though Executive were still an employee. In the event that the Company, Supply and Executive are unable to reach a mutually acceptable Separation Agreement by April 7, 2000, the Company and Supply will in the alternative enter into an agreement with the Executive pursuant to which the Company and Supply will agree to pay or provide, or cause to be paid or provided, as applicable, to Executive compensation


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in accordance with Section 11(d) of the Employment Agreement as if the
Executive's employment had been terminated in accordance with such section.

          b. In the event that the Executive disparages or makes negative, misleading or untruthful comments orally or in writing regarding the Company, Supply, or any of their respective officers, directors, stockholders, employees, operations, plans, strategies, or future performance prior to the execution and delivery by all parties hereto of a mutually acceptable Separation Agreement, each of the Company and Supply will be deemed to have immediately withdrawn its offer and Executive will be entitled only to the benefits provided in his Employment Agreement.

          3. PRESS RELEASE. Upon execution of this Agreement, the Company shall issue a press release in the form attached hereto as EXHIBIT B. None of the parties hereto will make any public statements that are inconsistent with, or are otherwise contrary to, the statements in such joint press release.

           IN WITNESS WHEREOF, the Company and Supply have caused this Resignation to be executed in their respective corporate names by an officer thereof thereunto duly authorized, and Executive has executed this Resignation, as of the day and year first above written.

                                              UNITED STATIONERS INC.

                                              By:   /s/ Randall W. Larrimore
                                                  --------------------------
                                              Name: ________________________
                                              Title: _______________________

                                              UNITED STATIONERS SUPPLY CO.

                                              By:   /s/ Randall W. Larrimore
                                                  --------------------------
                                              Name: _________________________
                                              Title: ________________________


                                              DANIEL H. BUSHELL


                                              /s/ Daniel H. Bushell
                                              ------------------------------




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